SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  April 16, 1999
                                                   --------------


                         THE UNITED ILLUMINATING COMPANY
             (Exact name of registrant as specified in its charter)


       Connecticut                   1-6788                      06-0571640
       -----------                   ------                      ----------
(State, or other jurisdiction    (Commission File              (IRS Employer
of Incorporation)                    Number)                 Identification No.)


157 Church Street, New Haven, Connecticut                           06506
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(Address of principal executive offices)                          (Zip Code)


Registrant's Telephone Number, Including Area Code             (203) 499-2000
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                                      None
                                      ----
          (Former Name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets


     On April 16, 1999, the Registrant sold both of its operating fossil-fueled generating stations, Bridgeport Harbor Station and New Haven Harbor Station (the "Assets"), to Wisvest-Connecticut, LLC (the "Buyer"), a single-purpose subsidiary of Wisvest Corporation. Wisvest Corporation is a non-utility subsidiary of Wisconsin Energy Corporation, Milwaukee, Wisconsin. The sale was effected pursuant to a Purchase and Sale Agreement, dated October 2, 1998, between the Registrant and the Buyer (the "Purchase and Sale Agreement").

     The Registrant received approximately $275.4 million in cash for the Assets, which amount is subject to certain post-closing adjustments. The Registrant realized a small book gain from the sale proceeds net of taxes and plant investment. Under Connecticut's 1998 electric utility industry restructuring law (the Restructuring Act), this gain will be offset by a write-down of above-market generation costs that are eligible for collection by the Registrant under the Restructuring Act's competitive transition assessment, such as regulated plant costs and tax-related regulatory assets or other costs related to the restructuring transition. As a result, there will be no net income effect of the sale. The Registrant used the net cash proceeds from the sale to reduce debt.

     In May of 1998 the Registrant had announced that it would commence selling, through a two-stage bidding process, all of its non-nuclear generation assets, in compliance with the Restructuring Act. The Purchase and Sale Agreement resulted from that bidding process. The Registrant's only other fossil-fueled generating station is its small deactivated English Station, in New Haven. English Station was also offered for sale in the bidding process, but it attracted no bids. Also offered for sale were two long-term contracts for the purchase of power from refuse-to-energy facilities located in Bridgeport and Shelton, Connecticut, one long-term contract for the purchase of power from a small hydroelectric generating station located in Derby, Connecticut, and the Registrant's 5.45% participating share in the Hydro-Quebec transmission intertie facility linking New England and Quebec, Canada. None of these contracts attracted an acceptable bid.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         No disclosure is required.


(b)      Pro Forma Financial Information

     It is currently impracticable for the Registrant to file with this Form 8-K the pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K. Such pro forma financial information will be filed by amendment not later than 60 days after the prescribed due date for this Form 8-K.


(c)      Exhibits

         None




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE UNITED ILLUMINATING COMPANY
                                     Registrant


April 28, 1999                       By:     /s/ Robert L. Fiscus
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                                                 Robert L. Fiscus
                                        Vice Chairman of the Board of Directors
                                            and Chief Financial Officer



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